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                                                                Exhibit (i)(3)


                 CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Prudential Municipal Bond Fund, Inc. filed as part of Registration Statement No. 33-10649 and to the use of our opinion of counsel, incorporated by reference to Exhibit (i)(1) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File No. 33-10649).


                              Swidler Berlin Shereff Friedman, LLP
                              /s/ Swidler Berlin Shereff Friedman, LLP

New York, New York
June 28, 2000